PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY PROJECT LEXINGTON Presentation to the Board of Directors June 23, 2010 Strictly Confidential Exhibit (c)(7)

2 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Important Notice and Disclaimer
"Macquarie Capital" refers to Macquarie Capital Group Limited, its worldwide subsidiaries and the funds or other investment vehicles that they manage. Macquarie Capital Group
Limited is an indirect, wholly-owned subsidiary of Macquarie Group Limited.
This document and its contents have been prepared on a confidential basis for the sole use and benefit of the Board of Directors of Lexington (the “Company”) in connection with the
Board of Director’s evaluation of the matters referred to herein and should not be copied or distributed, in whole or in part, or its contents disclosed to any other person. This document does not constitute and should not be interpreted as either an investment recommendation or advice, including legal, tax or accounting advice.
It should be understood that these materials, including any valuations and/or estimates or projections contained in the accompanying materials, were prepared or derived from information supplied by the Company or derived from public sources, without any independent verification by us.  This information, including any valuations, estimates or projections, involves numerous and significant assumptions and subjective determinations by the Company’s management and other sources, which may or may not be correct.  We have not attempted to verify this information, and accordingly, no representation or warranty can be made or is made by us as to the accuracy of any such information or the achievability of any such valuations and/or estimates or projections.
Except where otherwise indicated, this presentation speaks as of the date hereof.  Under no circumstances should the delivery of this presentation imply that any information or analyses including in this presentation would be the same if made as of any other date.  This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing provided by us in connection with this presentation.
Opinions offered in this presentation constitute our judgement and are subject to change without notice, as are statements about market trends, which are based on current market conditions.  This presentation may include forward-looking statements that represent opinions, estimates and forecasts, which may not be realized.
Nothing in this document contains a commitment from any member of Macquarie Capital to subscribe for securities, to provide debt, to arrange any facility, to invest in any way in any transaction described herein or otherwise imposes any obligation on Macquarie Capital. Macquarie Capital does not guarantee the performance or return of capital from investments.  Any participation by Macquarie Capital in any transaction would be subject to its internal approval process.
None of the entities noted in this document are authorized deposit-taking institutions for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of these entities.
CIRCULAR 230 DISCLOSURE
Macquarie Capital does not provide any tax advice. Any tax statement herein regarding any US federal income tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the statement relates. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
  2010 Macquarie Capital (USA) Inc.

3 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY Table of Contents 14 Lexington Valuation Backup 3. 7 Lexington Valuation Analysis 2. 4 Transaction Overview 1. PAGE

4 STRICTLY CONFIDENTIAL DRAFT PRESENTATION FOR DISCUSSION PURPOSES ONLY Transaction Overview 1

5 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary of Key Transaction Terms
Debt: Zebra has commitments for a club deal led by Bank of America
— Total funded debt at closing of $30mm ($22.5mm term loan and $7.5mm drawn on $17.5mm revolver) implying a 2.6x total debt / LTM EBITDA (1) multiple at closing; subject to a 2.9x leverage covenant
Equity: equity to be funded by Zebra and co-investors; Zebra will retain control
— Zebra has assembled an equity consortium and has commitments from four equity partners
Senior Management Rollover: CEO and COO will roll over a significant portion of existing equity (approximately 7% of the company on a diluted basis), representing approximately 50% of their gross proceeds
Cash on Balance Sheet: Estimated cash as of September 30, 2010 of $65.1 million (2) , most of which will be used to fund the acquisition.  The remaining cash balance will be used to fund the day-to-day operations and working capital needs
Financing
$9.80 per share in cash Price
Details Term
1) Projected LTM EBITDA at September 30, 2010 from the May reforecast provided by management; adjusted for elimination of public company costs and other cost reductions as permitted by the debt commitment letter; pro-forma for Frontline divestiture
2) Projected cash balance of $65.1 as of September 30, 2010, before adjustment for debt-like items and working capital requirement; see page 24 for additional detail

6 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary of Key Transaction Terms (Cont’d)
Matt Diamond (CEO, ~7% of diluted shares outstanding); Jim Johnson (COO, ~7%); Matt Drapkin (Board Member, ~7%); Jeff
Jacobowitz (Board Member, ~5%)
Voting
Agreements
Debt financing
At closing, the Company shall have a minimum cash balance equal to the greater of monthly estimates provided by Lexington less a $3 million cushion or $61 million
Adjusted EBITDA (as defined in the debt commitment letter) for the four fiscal quarter period ended at least 45 days prior to the
Closing Date shall not be less than $9.9 million
Other customary conditions precedent (shareholder approval, HSR, etc.)
Conditions
Precedent
Outside termination date of December 15, 2010
Break-up fee of 3% of equity value payable to Zebra
Reverse break-up fee of 4.5% of equity value payable to Lexington if Zebra’s debt commitment is ready to fund but for the availability of equity; or they fail to cause a condition to be met or breach the agreement
Fees and expenses of up to $2.5 million payable to Acquiror if naked no-vote by Target shareholders
Termination and
Termination Fee
Customary reps and warranties, including financial statements, tax, corporate authorization, intellectual property
Customary covenants, including conduct of business, preparation of proxy statement, shareholder meeting
Customary non-solicit, which, among other things provides Target with a fiduciary out in the event of a superior proposal
(subject to a right of “last negotiation” in favor of the Acquiror)
Representations,
Warranties and
Covenants
Vested and unvested in-the-money equity rights (options and restricted stock) accelerate and receive cash consideration
As of signing, Lexington has approached unvested restricted stock holders to either (at the employee’s election):
— Receive cash consideration payable at closing; or
— Exchange into Acquiror equity rights that vest over time or upon a future liquidity event
Customary treatment of employee severance and benefit plans
Employee
Matters
Details Term

7 STRICTLY CONFIDENTIAL DRAFT PRESENTATION FOR DISCUSSION PURPOSES ONLY Lexington Valuation Analysis 2

8 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Interactive Media
5%
Placement
21%
Channel One
10%
Entertainment
5%
Display Boards
5%
Education
9%
Print
1%
Promotions
44%
Lexington Current Public Market Valuation
Public Market Overview ($mm)
5.9x 2009A EBITDA, includes public company costs
Enterprise Value / EBITDA Multiples:
4.5x 2010E EBITDA, includes public company costs
13.0 Shares Outstanding (mm) (1)
0.2 Share Dilution (mm) (2)
- Plus: Debt
14.0 2010E EBITDA, includes public company costs (4) (5)
61.4% % Above 52 Week Low
97.5% % of 52 Week High
$10.6 2009A EBITDA, includes public company costs (4) (5)
$62.8 Enterprise Value
(49.8) Less: Cash (adjusted for Frontline) (3)
$112.7 Equity Value
13.2 Diluted Shares Outstanding (mm)
$8.54 Share Price (June 22, 2010)
1) Shares outstanding as per the Company’s 10-Q filing for the period ending April 30, 2010
2) Share dilution value calculated using the treasury stock method based on the options outstanding and the weighted average strike price provided in the Company’s 10-K filling for the period ending January 31, 2010
3) Cash balance as of April 30, 2010 adjusted for $31.9mm of Frontline divestiture proceeds less the remaining $5.7mm Frontline earn-out
4) 2009A figures are from public filings; 2010E represents May reforecast provided by management
5) Pro-forma for Frontline divestiture
6) Chart excludes negative $800k contribution from the Interactive Media segment
Source:  Company filings, management model and Factset Research Systems (as of June 22, 2010)
Channel One
16%
Entertainment
15%
Education
12%
Display Boards
10%
Print
1%
Promotions
37%
Placement
9%
Revenue by Segment
(5)
EBITDA by Segment (pre-corporate and public co. costs)
(5) (6)
2009A: $183.6mm
2009A: $27.0mm
*Arrows reflect business outlook
Media

9 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary Financials
Management Base Case Pro-forma for Frontline Divestiture
CAGR
09 -14
$5.0
12.1%
$28.6
11.2%
$26.5
(2.1)
($12.5)
17.3%
$41.1
10.7%
16.4
29.6%
$24.7
4.3%
$237.4
2.6%
153.8
7.4%
$83.6
2014E
18.1% $25.0 $21.9 $19.3 $15.9 $12.5 $14.3 $9.3 EBITDA excl. Public Co. Costs
11.0% 10.0% 9.2% 7.9% 6.8% 7.2% 5.0% % Margin
Estimated Actual
10.1% 9.1% 8.2% 6.9% 5.8% 6.3% 4.0% % Margin
Provided by Management
EBITDA, Pre-Corporate
Revenue
(3.0%) ($12.1) ($11.8) ($11.4) ($11.1) ($14.6) ($13.6) ($13.2) Corporate Costs (3)
2.4% (2.0) (2.0) (1.9) (1.9) (1.9) (1.9) (1.9) Public Company Costs
20.2% $23.0 $19.9 $17.3 $14.0 $10.6 $12.4 $7.4 EBITDA
8.4% $4.8 $4.6 $4.4 $3.9 $3.3 $8.1 $18.0 Capex
13.3%
$27.0
11.4%
15.9
17.5%
$11.1
10.2%
$202.4
7.1%
139.0
17.7%
$63.4
2010E
14.6%
$30.7
11.7%
16.7
20.6%
$13.9
3.9%
$210.3
2.6%
142.5
6.9%
$67.8
2011E
15.4%
$33.7
11.3%
16.6
23.6%
$17.1
4.0%
$218.7
2.5%
146.1
7.1%
$72.6
2012E
16.3%
$37.2
11.0%
16.5
26.6%
$20.7
4.1%
$227.7
2.6%
149.9
7.2%
$77.8
2013E
9.2% $53.9 $49.6 $35.4 Media & Entertainment (1)
8.5% 40.4% -- % Growth
3.5% 129.7 147.9 150.1 Other (2)
(12.3%) (1.5%) -- % Growth
5.3% $183.6 $197.5 $185.5 Total Revenue
(7.0%) 6.5% -- % Growth
17.5% $11.0 $8.6 $1.8 Media & Entertainment (1)
14.7% 14.1% 12.2% % Margin
8.8% $27.0 $27.9 $22.5 Total EBITDA, Pre-Corporate
20.5% 17.3% 5.2% % Margin
13.0%
19.3
2008A
0.5% 16.0 20.7 Other (2)
12.3%
2009A
13.8% % Margin
2007A US$mm
1) Media & Entertainment includes Interactive Media, Channel One, Entertainment and Education business segments
2) Other includes Placement, AMP, OCM, Sampling, Display Boards and Print business segments
3) Reduction in 2010E onward corporate costs is due to the allocation of expenses related to the sales force to the individual business segments
Source:  Management model

10 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
$7.44
$9.74
$8.76
$10.48
$10.08
$8.06
$8.84
$5.29
$8.82
$8.89
$3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00
Summary Lexington Valuation Analysis
Pro-forma for Frontline Divestiture
52-Week Trading Range
LBO Analysis
(4)
Discounted Cash Flow Analysis
(3)
Equity Value per Share
(1)
Current:
$8.54
Full value credit given to Entertainment segment
50% value credit given to Entertainment
segment to illustrate adjustment for execution
risk and capital requirement (2)
Sum-of-the-Parts Multiples Analysis
(2010E EBITDA)
6 Month VWAP:
$7.90
3 Month VWAP:
$7.94
Zebra Final Offer: $9.80
Zebra Revised Offer $9.45
Zebra Original Offer: $9.00
1)
Assumes basic shares outstanding of 12.9mm plus dilution using the treasury stock method; adjusted projected unrestricted cash balance of $55.6mm at transaction close; see page 24 for additional detail
2) The valuation for corporate and public company costs are the same as for the scenario where full value credit is given to the Entertainment segment
3) Assumes a 17.0% - 21.0% discount rate, a perpetuity growth rate of 2.0% - 4.0% and September 30, 2010 transaction close; includes value attributable to NOLs
4) Assumes an 8.0x exit multiple, equity returns of 30.0% - 40.0% and September 30, 2010 transaction close
Note:
All actual share prices are as of June 22, 2010

11 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Management’s Perspective
+ Lexington forecasts significant growth - cyclical upturn as well as growth from new businesses and initiatives
– Investing for growth will likely impact profitability near term
Growth & Profitability
– Highest growth / value businesses comprise a small minority of current revenue and profit
– Traditional media businesses face secular headwinds
– Diverse business segments each with a discrete strategy
• Advertiser and consumer demand to support scaled Entertainment business?
+ Strong track record in Entertainment business
Execution Risk
– Strategy likely to require investment greater than current plan suggests
+ Strong balance sheet
– Risk averse culture
– Current resources can be exhausted quickly
Capital (Opex & Capex)
– Public company requires managing quarterly performance
– Investing for growth will likely impact profitability near term
– Execution will likely involve some near term failures
Flexibility to Invest for Long
Term
– Crowded landscape with many large, well capitalized players
+ Lexington enjoys incumbent leadership and a favorable track record
– Online / digital growth attracting attention from large, established players as well as startups
Competition
– Media multiples have been declining due to slowing growth and other secular issues (fragmentation, etc.)
– Risks of evolving business model from traditional to new media
Multiple Expansion
+ Streamline business mix / management resources
– Risk to execution, valuation, taxation and timing
– Value dilutive relative to overall Lexington valuation
Divestitures
– Recent softness in Channel One and impact on 2010 profit / cash flow
– Pending expiration of Delia’s upsell agreement
– Recent Visa ruling adversely impacts lead generation for the Education segment
+ Frontline net proceeds greater than originally expected
Business Specific Risks

12 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Analysis at Various Prices
$14.0
$10.6
5.29
8.76
9.42
7.15
7.21
7.90
7.94
7.83
$8.54
Value
12.9 13.0 Shares outstanding (mm) (1)
0.4 0.2 Share dilution (mm) (2)
85.3% 61.4% 52-Wk Low
$129.8 $112.7 Equity Value
(55.6) (49.8) Net Debt / (Cash) (3)
$74.2 $62.8 Enterprise Value
5.3x 4.5x EV / 2010E EBITDA, includes public company costs
2010E EBITDA, includes public company costs (4)
7.0x 5.9x EV / 2009A EBITDA, includes public company costs
2009A EBITDA, includes public company costs (4)
11.9% (2.5%) 52-Wk High
4.0% (9.3%) 5 Year VWAP
37.1% 19.5% 3 Year VWAP
35.9% 18.4% 1 Year VWAP
24.1% 8.1% 6 month VWAP
23.5% 7.6% 3 month VWAP
25.2% 9.1% 1 month VWAP
14.8% -% Current (as of June 22, 2010)
Zebra Offer
$9.80
Current
$8.54
% Premium / (Discount)
Share Price
1) For current share price shares outstanding as per the Company’s 10-Q filing for the period ending April 30, 2010; for Zebra offer price shares outstanding as of June 22, 2010
2) For current share price share dilution value calculated using the treasury stock method based on the options outstanding and the weighted average strike prices provided in the Company’s 10-K filling for the period ending January 31, 2010; for Zebra offer price share dilution calculated using the treasury stock method based on the options outstanding and the weighted average strike prices per Lexington
3) For current share price cash balance as of April 30, 2010 adjusted for $31.9mm of Frontline divestiture proceeds less the remaining $5.7mm Frontline earn-out; for Zebra offer price adjusted projected unrestricted cash balance of $55.6mm at transaction close; see page 24 for additional detail
4) EBITDA figures are from the management model; 2010 represents May reforecast; pro-forma for Frontline divestiture

13 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Historical Stock Price Analysis
-
200
400
600
800
1,000
1,200
Jun-05 Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
7.01
7.89
7.94
$8.76
3 Months
7.01
7.89
7.90
$8.76
6 Months
5.29
7.44
7.21
$8.76
1 Year
3.19
6.67
6.35
$8.76
2 Year
3.19
7.22
7.15
$10.39
3 Year
3.19
7.70
8.71
$13.95
4 Year
3.19
8.00
9.42
$14.30
5 Year
$8.72 High
7.83 VWAP
7.60 Median
7.11 Low
1 Month
Source:  Factset Research Systems (as of June 22, 2010); All values have been adjusted for February 2006 one-for-four reverse stock split
Zebra Offer Price $9.80

14 STRICTLY CONFIDENTIAL DRAFT PRESENTATION FOR DISCUSSION PURPOSES ONLY Lexington Valuation Backup 3

15 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Preliminary Illustrative Lexington
Sum-of-the Parts Valuation Analysis
Full value credit given to Entertainment segment
(78.5) (65.7) 9.2 7.7 (8.6) Corporate Expenses & Public Co. Costs (2)
$23.4 $19.6 9.2x 7.7x $2.6 Media & Entertainment
24.1 21.1 4.0x 3.5x 6.0 College Media (3)
31.5 25.2 5.0 4.0 6.3 OCM
13.5 10.1 4.0 3.0 3.4 AMP
24.5 21.0 7.0 6.0 3.5 Education
47.9 39.2 11.0 9.0 4.4 Entertainment
17.1 15.0 8.0 7.0 2.1 Channel One
Other
$12.4 $10.2 11.0x 9.0x $1.1 Interactive Media Sales
24.5% 12.9% % Premium / (Discount) to 1 Month VWAP (as of June 22, 2010)
(19.1) (15.6) 4.3 3.5 (4.4) Corporate Expenses (2)
- - Less: Debt
55.6 55.6 Plus: Cash (4)
$129.0 $116.0 Equity Value
$9.74 $8.84 Equity Value per Share (5)
Media & Entertainment
- - - - 0.2 Print
$50.0 $40.8 4.3x 3.5x $11.5 Other
Implied Enterprise Value EV / 2010 Multiple (1)
High Low High Low
Segment ($mm, except per share amounts)
2010E EBITDA
1) Comparable multiples adjusted to reflect specific profile of each Lexington business
2) Based on management’s estimates of allocating corporate costs to each business segment
3) College Media includes the Display Boards, Placement and Sampling business segments
4) Adjusted projected unrestricted cash balance of $55.6mm at transaction close; see page 24 for additional detail
5) Fully diluted equity value per share calculated using the treasury stock method based on the options outstanding and the weighted average strike prices per Lexington

16 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Preliminary Illustrative Lexington
Sum-of-the Parts Valuation Analysis
50% value credit given to Entertainment segment to illustrate adjustment for execution risk and capital requirement
(24.0) (19.6)
Less: 50% discount to illustrate adjustment for
execution risk and capital requirement
(78.5) (65.7) 9.2 7.7 (8.6) Corporate Expenses & Public Co. Costs (2)
$(0.5) $(0.0) NM NM $2.6 Media & Entertainment
24.1 21.1 4.0x 3.5x 6.0 College Media (3)
31.5 25.2 5.0 4.0 6.3 OCM
13.5 10.1 4.0 3.0 3.4 AMP
24.5 21.0 7.0 6.0 3.5 Education
47.9 39.2 11.0 9.0 4.4 Entertainment
17.1 15.0 8.0 7.0 2.1 Channel One
Other
$12.4 $10.2 11.0x 9.0x $1.1 Interactive Media Sales
3.0% (4.9%) % Premium / (Discount) to 1 Month VWAP (as of June 22, 2010)
(19.1) (15.6) 4.3 3.5 (4.4) Corporate Expenses (2)
- - Less: Debt
55.6 55.6 Plus: Cash (4)
$105.0 $96.4 Equity Value
$8.06 $7.44 Equity Value per Share (5)
Media & Entertainment
- - - - 0.2 Print
$50.0 $40.8 4.3x 3.5x $11.5 Other
Implied Enterprise Value EV / 2010 Multiple (1)
High Low High Low
Segment ($mm, except per share amounts)
2010E EBITDA
1) Comparable multiples adjusted to reflect specific profile of each Lexington business
2) Based on management’s estimates of allocating corporate costs to each business segment
3) College Media includes the Display Boards, Placement, and Sampling business segments
4) Adjusted projected unrestricted cash balance of $55.6mm at transaction close; see page 24 for additional detail
5) Fully diluted equity value per share calculated using the treasury stock method based on the options outstanding and the weighted average strike prices per Lexington
5.97 6.73 7.44 8.14 $8.84 Low
8.06
50%
7.20
75%
6.30 8.91 $9.74 High
100% 25% 0%
Equity value per share assuming various discounts to Entertainment

17 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Discounted Cash Flow Analysis
Pro-forma for Frontline Divestiture
Enterprise Value + NPV of NOLs (5)
64.2 62.1 60.1 21.0%
72.7 69.8 67.2 19.0%
$83.9 $79.8 $76.3 17.0%
4.0% 3.0% 2.0%
Equity Value per Share (6)
9.11 8.95 8.82 21.0%
9.70 9.49 9.31 19.0%
$10.48 $10.19 $9.95 17.0%
4.0% 3.0% 2.0%
Perpetuity Growth Rate
Perpetuity Growth Rate
1) Management financial estimates
2) Assumes the same 2009A depreciation and amortization as a percent of revenue for 2010E – 2014E, adjusted to match capex profile by 2014E
3) Assumes 42.0% marginal tax rate and excludes net operating loss carryforwards
4) Assumes business is working capital neutral
5) See page 18 for additional detail on NOLs
6) Adjusted projected unrestricted cash balance of $55.6mm at transaction close; see page 24 for additional detail
Cash Flow Summary ($mm); Fiscal Year Ending, Jan 31 (1) 2008A 2009A 2010E 2011E 2012E 2013E 2014E
Revenue $197.5 $183.6 $202.4 $210.3 $218.7 $227.7 $237.4
Growth Rate (7.0%) 10.2% 3.9% 4.0% 4.1% 4.3%
EBITDA $12.4 $10.6 $14.0 $17.3 $19.9 $23.0 $26.5
Margin 6.3% 5.8% 6.9% 8.2% 9.1% 10.1% 11.2%
Growth (14.8%) 32.5% 23.4% 15.0% 15.3% 15.4%
Less: Depreciation & Amortization
(2)
($6.6) ($6.3) ($5.9) ($5.5) ($5.0)
EBIT 12.4 10.6 7.4 11.1 14.1 17.5 21.5
Less: Taxes
(3)
(3.1) (4.6) (5.8) (7.3) (8.9)
After-Tax EBIT $4.3 $6.5 $8.2 $10.3 $12.6
Add: Depreciation & Amortization
(2)
$6.6 $6.3 $5.9 $5.5 $5.0
Less: CapEx (3.9) (4.4) (4.6) (4.8) (5.0)
Less: Changes in Working Capital
- - - - -
Free Cash Flow - $7.0 $8.3 $9.5 $10.9 $12.6
Cash Flow Adjusted for Sep 30, 2010 Transaction Closing - $2.4 $8.3 $9.5 $10.9 $12.6
(4)

18 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Lexington NOL Valuation
1) Assumes $9.80 share price
2) Long term tax-exempt rate as of June 2010
3) 2010 projected opening NOL balance as of September 30, 2010, pro-forma for Frontline divestiture
4) Assumes an 19.0% discount rate and a 42.0% effective tax rate
5) Diluted shares outstanding calculated using the treasury stock method based on the options outstanding and the weighted average strike prices per Lexington
Discount Rate Sensitivity
$mm, except per share amounts
17% 19% 21%
PV of Annual Tax Benefit 4.6 4.5 4.4
DCF Value of NOL Tax Savings per share $0.35 $0.34 $0.33
Equity Value
(1)
129.8
Long-Term Exempt Rate
(2)
4.0%
Maximum Annual NOL Utilization $5.2
$mm, except per share amounts 2010 2011 2012 2013 2014 2015
Opening Balance
(3)
14.7 12.9 7.7 2.5 - -
Annual NOL Usage 1.8 5.2 5.2 2.5 - -
NOL Ending Balance 12.9 7.7 2.5 - - -
PV of Annual Tax Benefit
(4)
0.7 1.7 1.5 0.6 - -
PV of Total Tax Benefit 4.5
Diluted Shares Outstanding
(5)
13.2
DCF Value of NOL Tax Savings per share $0.34
Maximum NOL Utililization
Lexington NOL Valuation

19 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
LBO Analysis
Assumptions: 30% - 40% required IRR; September 2010 transaction close; January 2015 sponsor exit; $30 million senior debt financing on current market terms for middle market sponsor transactions; pro-forma for $31.9 million net proceeds from Frontline sale; certain other businesses sold for
$40 million total after-tax proceeds net of fees in 2011/12; 50% of divestiture proceeds and annual cash flows dividended out; 12% management equity grant
Financial Sponsor Ability to Pay
Sensitivity Analysis
Implied Offer Price
9.20 9.79 10.51 9.0x
8.89 9.43 10.08 8.0x
$8.59 $9.07 $9.66 7.0x
40% 35% 30%
Indicative Return
(26.6) Less: 12% Management Equity Grant
(2)
174.1 Adjusted Equity Value
9.5 10.2 11.2 Plus: NPV of Cash Dividends
13.7% 20.5% 28.9% % Premium / (Discount) to 1 Month
VWAP (4)
30.0 30.0 30.0 Plus: Debt
12.9 12.9 12.9 Shares outstanding (mm)
0.3 0.3 0.4 Share dilution (mm)
$116.8 $124.5 $133.8 Implied Purchase Price
$8.89 $9.43 $10.08 Implied Offer Price Per Share
48.1
(11.2)
$40.5
40%
200.7
(28.5)
172.2
$21.5
8.0x
48.1
(11.2)
$47.4
35%
$55.8 Implied Equity Investment
Implied Enterprise Value
2015E EBITDA
48.1 Plus: Cash on Hand Used to Fund
(3)
(11.2) Less: Fees and Expenses
30% Required 5-year IRR
Implied Terminal Equity Value
Less: Net Debt / (Cash)
Assumed Exit Forward Multiple
Premium / (Discount) To 1 Month VWAP (4)
17.6% 25.1% 34.3% 9.0x
13.7% 20.5% 28.9% 8.0x
9.7% 15.9% 23.5% 7.0x
40% 35% 30%
Indicative Return
1) Assumes net debt / (cash) position on the balance sheet based on interim cash flows during the investment period; assumes usage of NOLs subject to Section 382 limitations
2) Implied Terminal Equity Value of $200.7mm plus Cash Dividends in actual dollars of $21.0mm results in an Adjusted Equity Value of $221.7mm x 12% = $26.6mm Management Equity Grant
3) Adjusted projected unrestricted cash balance of $55.6mm at transaction close; assumes all but $7.5mm of management model projected unrestricted cash balance at transaction close is used to fund the transaction; see slide 24 for additional detail
4) 1 Month VWAP as of June 22, 2010
Note:   IRR range of 30% - 40% is meant to account for the added risk of divesting certain other assets as well as the execution risk and capital requirement of the Entertainment business. A “standard” IRR range would be expected in the 25% – 35% range
(1)

20 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
7.9x
9.5x
11.6x
10.5x
10.7x
12.7x
7.5x
8.8x
10.2x
10.4x
11.4x
13.1x
16.5x
9.5x
8.7x
WebMD LoopNet Dice Yahoo! Google Knot Internet Brands TheStreet National
Cinemedia
Lamar JCDecaux Clear Channel Discovery Scripps Outdoor
Channel
8.9x
7.8x 7.6x
7.2x
7.0x
11.7x
6.8x
7.7x
7.6x
5.4x
4.5x
6.4x
6.2x
5.7x
5.5x
5.5x 5.5x
4.6x
Disney Viacom Time Warner News Corp CBS Princeton
Review
School
Specialty
Scholastic Harte-Hanks Valassis Acxiom PRIMEDIA Playboy McClatchy New York
Times
Gannett Dolan Media SuperMedia
Public Company Comparables
(Representative Lexington Businesses Below)
Mean = 10.9x
Source:  Company filings and Factset Research Systems (as of June 22, 2010)
Mean = 7.7x
Large Cap
Mean = 5.6x
Mean = 10.7x
Mean = 9.7x
Cable Networks
Mean = 6.9x
Marketing
EV / 2010E EBITDA
Outdoor / Out of Home Advertising
Print
Internet
Entertainment
Interactive Media
Display Boards
Frontline
Entertainment
Channel One
Entertainment
Channel One
Education
OCM, AMP, Sampling
Education
Placement
Print
Mean = 7.7x
Education
Education

21 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Recent Media Transactions
13.0x 15.0x High
5.2x 5.0x Low
7.1x 10.7x $116 PLATO Learning Thoma Bravo LLC Mar-10
5.2x 7.7x $630 ThinkorSwim Ameritrade Jan-09
10.0x 13.3x $421 Greenfield Online Microsoft Aug-08
12.5x NA $125 Daily Candy Comcast Sep-08
NA
9.1x 10.7x Median
9.2x 10.6x Mean
8.2x 9.8x $95 Kaboose Disney & Barclays Private Equity Apr-09
11.0x 12.2x $55 Spirit Music Pegasus Capital Advisors Apr-09
9.5x 10.0x $200 Rodgers & Hammerstein Imagen Music Group CV Apr-09
NA 5.0x $35 Hachette Bonnier May-09
8.8x 11.9x $486 Bankrate Apax Partners Jul-09
12.7x 14.4x $3,843 Marvel Walt Disney Aug-09
6.3x 6.3x $40 CBS Portland Radio Stations Alpha Broadcasting Sep-09
6.0x NA Physician's Desk Reference (Thomson Reuters) PDR Network (Lee Equity Partners) Sep-09
13.0x 15.0x $975 Travel Channel Scripps Networks Interactive Nov-09
EV / Forward
EBITDA
EV / LTM
EBITDA
Enterprise
Value ($mm) Target Acquiror Announcement Date
Source:  Factset Research Systems, Wall Street Research, MergerMarket and Press releases
There are no precedent transactions directly comparable to Lexington. However, each of Lexington’s businesses are valued appropriately with the relevant traditional and new media transactions listed below taking into account size, growth, profitability and other factors relevant to Lexington

22 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Weighted Average Cost of Capital (“WACC”) Analysis
11.1%
30.4%
4.4%
6.7%
14.3%
1.59
7.0%
3.2%
Average
12.2%
56.9%
6.8%
9.3%
19.3%
2.31
7.0%
3.2%
Print
12.6%
34.3%
3.9%
6.4%
17.2%
2.00
7.0%
3.2%
Marketing
9.4%
41.8%
5.6%
8.9%
12.0%
1.27
7.0%
3.2%
Education
10.5%
30.2%
3.2%
5.0%
13.6%
1.49
7.0%
3.2%
Large Cap Media
10.7%
10.4%
3.4%
5.5%
11.5%
1.20
7.0%
3.2%
Cable Networks
11.3%
36.1%
4.5%
7.3%
15.1%
1.71
7.0%
3.2%
Outdoor / OOH
3.0%
Leverage
4.5%
Long-Term Average Cost of
Debt
(3)
Comparables WACC Analysis
11.2%
Calculated WACC
3.1%
After-Tax Cost of Debt
(4)
11.5%
Cost of Equity
1.18
Projected Unlevered Beta
(2)
7.0%
Equity Risk Premium
3.2%
Risk Free Rate
(1)
Internet
1) Risk free rate is assumed to be the rate on the 10 Year US Treasury bill as of June 22, 2010
2) Projected unlevered betas represent the mean projected beta for the companies included in each comparables sub-group. See page 20 for comparable sub-group constituents
3) Represents the mean long-term cost of debt for the companies included in each sub-group. See page 20 for comparable sub-group constituents
4) Represents the mean long-term after-tax cost of debt for the companies included in each sub-group. See page 20 for comparable sub-group constituents
5) Assumes a 42.0% tax rate
Source:  Bloomberg, Thomson Reuters and Factset Research Systems (as of June 22, 2010)
38.9%
0.0%
4.1%
7.0%
38.9%
20.0%
18.9%
2.25
7.0%
3.2%
High
New Media - Venture
33.9%
0.0%
4.1%
7.0%
33.9%
15.0%
18.9%
2.25
7.0%
3.2%
Low
18.9% 14.3%
Adjusted Cost of Equity
-%
-%
Venture Premium
0.0% 25.0%
Target Leverage
7.0% 7.0%
Long-Term Average Cost of Debt
Lexington WACC Analysis
18.9% 11.8%
Calculated WACC
4.1% 4.1%
After-Tax Cost of Debt
(5)
18.9% 14.3%
Cost of Equity
2.25 1.59
Projected Unlevered Beta
7.0% 7.0%
Equity Risk Premium
3.2% 3.2%
Risk Free Rate
(1)
New Media - Stable Traditional

23 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Shares Traded Analysis
Volume Weighted Average Price
1)
Volume in (‘000s)
Note:     All values have been adjusted for February 2006 one-for-four reverse stock split
Source: Factset Research Systems (as of June 22, 2010)
$7.83 $7.94 $7.90 $7.21 $6.35 $9.42 VWAP
528 1,284 2,909 8,110 16,296 67,515 Volume
(1)
1 Month 3 Months 6 Months 1 Year 2 Year 5 Year
6%
40%
17%
37%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
86%
14%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
55%
45%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
67%
33%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
4%
19%
14%
33%
9%
21%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
2%
8%
6%
25%
14%
6%
7%
12%
8%
3%
10%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00

24 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Projected Unrestricted Cash Balance
for Valuation Purposes
Minimum Balance
per Purchase
Agreement Amount
61,000 65,101 Projected cash as of September 30, 2010
55,601 Projected unrestricted cash as of September 30, 2010
(9,500) Less: Debt-like items and working capital requirement (2)
31,922 Frontline net proceeds
33,179 Projected cash as of September 30, 2010 (pre Frontline proceeds)
9,569 Cash movement in May 2010 – September 2010
23,610 Cash and Cash Equivalents as of April 30, 2010 (1)
Projected Unrestricted Cash Balance for Valuation
1) Cash balance as of April 30, 2010 per Company 10-Q filing
2) Debt-like items include deferred rent, earn-outs and Zoom balloon payment
Source:  Company filings and management